Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
FanSport Inc.
(A Development Stage Company)
Placerville, California

We hereby consent to the inclusion in this form 10-K, Annual Report pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 of our report dated May 29, 2013 relating to the financial statements of Fansport, Inc. as of and for the year ended March 31, 2013.

/s/ZBS Group LLP

Melville, New York

May 30, 2013

115 Broad Hollow Road, Suite 350     Melville, New York 11747

Tel: (516) 394-3344     Fax:  (516) 908-7867

www.zmscpas.com